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                      (Looper Reed & McGraw Letterhead)


                                July 16, 2001



Cap Rock Energy Corporation
500 West Wall Street, Suite 400
Midland, TX 79701

     Re:     Registration Statement of Form S-1 (No. 333-53112)

Ladies and Gentlemen:

     We consent to the inclusion of our tax opinion in the Registration Statement, to the filing our tax opinion as an exhibit to the Registration Statement and to the reference to our firm in the prospectus under the caption "Experts."

                              Very truly yours,

                              LOOPER REED & McGRAW
                              A Professional Corporation



                              By:
                                   ------------------------------
                                   G. Tomas Rhodus